Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts: David Christensen, CFO
507-387-3355
Jennifer Spaude, Investor Relations
507-386-3765

HickoryTech Reports Third Quarter 2011 Results

•	Revenue increased 4 percent year-over-year totaling $45.2 million in third quarter
•	Equipment revenue increased 43 percent, Broadband revenue up 5 percent
•	Company increased its fiscal outlook for 2011
•	Favorable new financing agreement secured in third quarter offering low-cost capital growth

MANKATO, Minn., Nov. 1, 2011 — HickoryTech Corporation (NASDAQ: HTCO) today reported earnings for the third quarter ended Sept. 30, 2011.  Revenue totaled $45.2 million, a 4 percent increase year-over-year. Third quarter net income of $3.0 million, or 22 cents per diluted share, was down year over year partially due to a $1.9 million release of income tax reserves and a $1.1 million fiber construction project in third quarter 2010, both which increased net income.  Third quarter net income is 10 percent higher on a sequential basis.

“Our third quarter results show continued positive progress with our growth strategy and key initiatives,” said John Finke, HickoryTech’s president and chief executive officer.  “Managing our strong cash flows and leveraging investments in key strategic areas continues to be our focus.  We see solid demand for our business services and our consumer business remains stable.  Extending our fiber network allows us to pursue new growth opportunities across multiple customer segments in new and existing markets. We are on track to meet and exceed our objectives for fiscal 2011.”

Capital expenditures in the third quarter totaled $5.6 million, down $900,000 from the same period last year. Business Sector capital investments totaled $3.2 million and supported local market expansion, capacity upgrades and success based initiatives. Telecom Sector investments of $2.4 million supported core network services and broadband growth and expansion.

“We broke ground on our Greater Minnesota Broadband Collaborative Project in the third quarter which will further expand our fiber footprint from St. Paul and Minneapolis to Duluth, Minnesota,” said Finke. “The majority of this fiber route will be completed in 2011 and we’ll begin the northwestern Minnesota route in 2012. We continue to invest in long-term growth initiatives while maintaining strong cash flows and a solid balance sheet.”

Business Sector (before inter-segment eliminations)
Third quarter Business Sector revenue totaled $28 million, up 10 percent year-over-year, driven by steady growth in equipment sales.  Costs and expenses totaled $24.8 million, an increase of 12 percent year over year, the result of increased equipment sales and sales and operations expense. Net income totaled $1.9 million, down 7 percent from one year ago.
•
Fiber and data revenue totaled $11.6 million, down 14 percent year-over-year and relatively flat from the previous quarter.  A unique fiber construction project in 2010 added $3.3 million of revenue and $1.9 million in pretax income to the fiber and data product line in the third quarter 2010. Excluding the 2010 fiber construction project, fiber and data organic revenue grew 14 percent.

•
Equipment product revenue totaled $16.4 million, an increase of 35 percent year-over-year.  Equipment sales increased 43 percent from the third quarter of 2010 and support services revenue was relatively flat year-over-year.

•
Business Sector operating income was $3.2 million for the third quarter of 2011, a 7 percent decrease year over year.  Excluding the fiber construction project in 2010, Business Sector operating income grew 107 percent in third quarter 2011.

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Telecom Sector (before inter-segment eliminations)
Telecom Sector revenue totaled $17.9 million, down 4 percent year-over-year.  Telecom Sector results were stable and reflect growth in broadband services offset by the impact of declines in legacy network access and local services.  Costs and expenses totaled $14.9 million, a 5 percent decrease year-over-year. Telecom Sector net income totaled $1.8 million, down 2 percent from the comparable period in 2010.
•	Broadband revenue totaled $5.1 million, up 5 percent year-over-year. Broadband revenue includes DSL, Internet, Data and Digital TV services.
•	Network access revenue totaled $5.5 million, down 5 percent year-over-year.
•	Local service revenue totaled $3.5 million, down 8 percent from one year ago, and local access lines declined 7 percent.

Debt Position
Long-term debt and total current maturities totaled $120.6 million as of Sept. 30, 2011, up slightly from the $119 million as of Dec. 31, 2010.  Net debt, a measure of actual balance-sheet strength that subtracts the cash balance from total debt, totaled $109.3 million as of Sept. 30, 2011, a $9.6 million improvement from the $118.9 million net debt as of Dec. 31, 2010.

The company completed the refinance of its senior credit facility in August 2011 at very favorable terms and conditions.  The new $150 million agreement includes $120 million in secured term loans and a $30 million revolving debt facility which is currently unutilized.  The new agreement offers the company access to additional financing to deploy capital in pursuit of its strategic growth initiatives.

“We are very pleased with the terms and cost of this refinancing,” Finke said. “This refinancing demonstrates the confidence our lenders have in our business plan.”  The term of the new facility runs through 2016. Borrowing under the new credit agreement bears interest at 3.0 percent plus LIBOR based on current leverage ratios of approximately 2.8 to one, with no LIBOR floor amount.

In the third quarter, HickoryTech announced a stock repurchase program in which the company intends to repurchase up to $3 million of HickoryTech’s common stock. Additionally during the same quarter, the company declared an increased quarterly dividend of $0.14 per share of HickoryTech common stock to be paid in the fourth quarter, representing a 4 percent increase from the previous dividend of $0.135. The company has declared shareholder dividends for more than 60 years and has increased its dividend twice in the past five quarters.

HickoryTech increased its fiscal 2011 outlook, as outlined below:
•	Revenue is expected to range from $162 million to $166 million (previously $158 million to $164 million)
•	Net Income is expected to range from $9.3 million to $10.2 million (previously $7.4 million to $8.7 million)
•	Diluted Earnings Per Share is expected to range between $0.69 to $0.77 per share (previously $0.55 and $0.65 per share)
•	CAPEX is expected to range from $20.5 million to $24 million net of government grants for Broadband Collaborative Project (no change)
•	EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) is expected to range from $42.3 million to $44 million (previously $41 million to $43.2 million)
•	Debt balance at Dec. 31, 2011 is expected to range from $118 million to $123 million (no change)

Conference Call and Webcast
HickoryTech will host a conference call and webcast on Wednesday, Nov. 2 at 9 a.m. CT. The dial-in number for the call is 877-774-2369 and the conference ID is 17033253.  A simultaneous webcast of the call and downloadable presentation will be available through a link on the Investor Relations page at http://investor.hickorytech.com.

About HickoryTech
HickoryTech Corporation is a leading communications provider serving business and residential customers in the upper Midwest.  With headquarters in Mankato, Minn., the corporation has 460 employees and an expanded, multi-state fiber network spanning more than 2,750 route miles serving Minnesota, Iowa, North Dakota and South Dakota.  Enventis provides IP-based voice and data solutions, MPLS networking, data center and managed hosted services and communication systems to businesses across a five-state region.  HickoryTech delivers broadband Internet, Digital TV, voice and data services to businesses and consumers in southern Minnesota and northwest Iowa.  NASDAQ:  HTCO. For more information, visit www.hickorytech.com.

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Non-GAAP Measures
To supplement the Company’s financial statements presented in accordance with GAAP, the Company provides certain non-GAAP financial measures of financial performance and position. The Company’s reference to non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results.  Non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance, financial position and ability to generate cash flows. In many cases non-GAAP financial measures are used by analysts and investors to evaluate the Company’s performance and financial position. Reconciliation to the nearest GAAP measure included in this press release can be found in the financial table included below.

Forward-looking statement
Certain statements included in this press release that are not historical facts are "forward-looking statements." Such forward-looking statements are based on current expectations, estimates and projections about the industry in which HickoryTech operates and management's beliefs and assumptions. The forward-looking statements are subject to uncertainties. These statements are not guarantees of future performance and involve certain risks, uncertainties and probabilities. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. HickoryTech undertakes no obligation to update any of its forward-looking statements, except as required by law.

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Consolidated Statement of Operations
(unaudited)

	Three Months Ended September 30%			Nine Months Ended September 30%
(Dollars in thousands, except share data)	2011	2010	Change	2011	2010	Change
Revenue:
Equipment	$14,269	$9,954	43%	$31,499	$27,906	13%
Services	30,975	33,526	-8%	92,475	92,562	0%
Total revenue	45,244	43,480	4%	123,974	120,468	3%

Costs and Expenses:
Cost of sales, excluding depreciation and amortization	12,223	8,519	43%	27,146	23,968	13%
Cost of services, excluding depreciation and amortization	14,738	16,458	-10%	44,244	45,402	-3%
Selling, general and administrative expenses	6,147	6,669	-8%	19,419	18,425	5%
Depreciation	5,706	5,356	7%	16,890	15,900	6%
Amortization of intangibles	88	90	-2%	265	268	-1%
Total costs and expenses	38,902	37,092	5%	107,964	103,963	4%

Operating income	6,342	6,388	-1%	16,010	16,505	-3%

Interest and other income	26	11	136%	50	62	-19%
Interest expense	(1,487)	(1,128)	32%	(3,570)	(3,820)	-7%
Income before income taxes	4,881	5,271	-7%	12,490	12,747	-2%
Income taxes	1,910	228	738%	4,683	2,767	69%

Net income	$2,971	$5,043	-41%	$7,807	$9,980	-22%

Basic earnings per share	$0.22	$0.38	-42%	$0.58	$0.76	-24%

Basic weighted average common shares outstanding	13,394,225	13,263,600		13,363,874	13,215,046

Diluted earnings per share	$0.22	$0.38	-42%	$0.58	$0.76	-24%

Diluted weighted average common and equivalent shares outstanding	13,409,414	13,264,996		13,376,261	13,217,325

Dividends per share	$0.135	$0.13	4%	$0.405	$0.39	4%

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Consolidated Balance Sheets
(unaudited)

(Dollars and Share Data in Thousands)	September 30, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$11,316	$73
Receivables, net of allowance for doubtful accounts of $405 and $570	34,664	24,642
Inventories	5,924	5,205
Income taxes receivable	-	3,814
Deferred income taxes	2,008	2,008
Prepaid expenses	2,506	2,026
Other	829	1,030
Total current assets	57,247	38,798

Investments	4,224	4,512

Property, plant and equipment	390,508	379,433
Accumulated depreciation	(238,070)	(224,356)
Property, plant and equipment, net	152,438	155,077

Other assets:
Goodwill	27,303	27,303
Intangible assets, net	2,403	2,668
Deferred costs and other	3,311	1,830
Total other assets	33,017	31,801

Total assets	$246,926	$230,188

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Extended term payable	$12,631	$8,254
Accounts payable	3,718	2,840
Accrued expenses and other	9,461	7,929
Accrued income taxes	3,739	-
Deferred revenue	6,049	5,073
Financial derivative instruments	-	1,079
Current maturities of long-term obligations	1,436	4,892
Total current liabilities	37,034	30,067

Long-term liabilities:
Debt obligations, net of current maturities	119,169	114,067
Accrued income taxes	157	562
Deferred income taxes	26,349	26,868
Deferred revenue	1,195	1,397
Financial derivative instruments	2,708	-
Accrued employee benefits and deferred compensation	16,527	15,923
Total long-term liabilities	166,105	158,817

Total liabilities	203,139	188,884

Commitments and contingencies

Shareholders' equity:
Common stock, no par value, $.10 stated value
shares authorized: 100,000
Shares issued and outstanding: 13,380 in 2011 and 13,299 in 2010	1,338	1,330
Additional paid-in capital	15,187	14,328
Retained earnings	32,242	29,841
Accumulated other comprehensive (loss)	(4,980)	(4,195)
Total shareholders' equity	43,787	41,304

Total liabilities and shareholders' equity	$246,926	$230,188

The accompanying notes are an integral part of the consolidated financial statements.

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Business Sector Recap
(unaudited)

	Three Months Ended September 30%			Nine Months Ended September 30%
(Dollars In thousands)	2011	2010	Change	2011	2010	Change
Revenue before intersegment eliminations
Equipment	$14,269	$9,954	43%	$31,499	$27,906	13%
Support Services	2,147	2,164	-1%	7,087	6,373	11%
Equipment	16,416	12,118	35%	38,586	34,279	13%

Fiber and Data	11,368	13,257	-14%	33,296	33,578	-1%
Intersegment	219	157	39%	566	387	46%
Total Business Sector revenue	$28,003	$25,532	10%	$72,448	$68,244	6%

Total revenue before intersegment eliminations
Unaffiliated customers	$27,784	$25,375		$71,882	$67,857
Intersegment	219	157		566	387
	$28,003	$25,532		$72,448	$68,244

Cost of sales (excluding depreciation and amortization)	12,223	8,519	43%	27,146	23,968	13%
Cost of services (excluding depreciation and amortization)	7,468	8,600	-13%	22,343	22,881	-2%
Selling, general and administrative expenses	3,465	3,476	0%	10,220	9,510	7%
Depreciation and amortization	1,671	1,535	9%	4,952	4,305	15%
Total costs and expenses	24,827	22,130	12%	64,661	60,664	7%

Operating income	$3,176	$3,402	-7%	$7,787	$7,580	3%
Net income	$1,890	$2,023	-7%	$4,631	$4,498	3%

Capital expenditures	$3,201	$4,830	-34%	$7,517	$10,801	-30%

Business Equipment Product Line

	Three Months Ended September 30			Nine Months Ended September 30
(Dollars in thousands)	2011	2010	% Change	2011	2010	% Change
Revenue before intersegment eliminations
Equipment	$14,269	$9,954	43%	$31,499	$27,906	13%
Support Services	2,147	2,164	-1%	7,087	6,373	11%
	16,416	12,118	35%	38,586	34,279	13%

Cost of sales (excluding depreciation and amortization)	12,223	8,519	43%	27,146	23,968	13%
Cost of services (excluding depreciation and amortization)	1,634	1,666	-2%	5,008	5,078	-1%
Selling, general and administrative expenses	1,235	1,319	-6%	3,765	3,547	6%
Depreciation and amortization	74	120	-38%	213	270	-21%
Total costs and expenses	15,166	11,624	30%	36,132	32,863	10%

Operating income	$1,250	$494	153%	$2,454	$1,416	73%
Net income	$744	$293	154%	$1,458	$858	70%

Capital expenditures	$213	$78	173%	$306	$212	44%

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Business Fiber and Data Product Line

	Three Months Ended September 30			Nine Months Ended September 30
(Dollars in thousands)	2011	2010	% Change	2011	2010	% Change
Revenue before intersegment eliminations:
Services	$11,368	$13,257	-14%	$33,296	$33,578	-1%
Intersegment	219	157	39%	566	387	46%
	11,587	13,414	-14%	33,862	33,965	0%

Cost of services (excluding depreciation and amortization)	5,834	6,934	-16%	17,335	17,803	-3%
Selling, general and administrative expenses	2,230	2,157	3%	6,455	5,963	8%
Depreciation and amortization	1,597	1,415	13%	4,739	4,035	17%
Total costs and expenses	9,661	10,506	-8%	28,529	27,801	3%

Operating income	$1,926	$2,908	-34%	$5,333	$6,164	-13%
Net income	$1,146	$1,730	-34%	$3,173	$3,640	-13%

Capital expenditures	$2,988	$4,752	-37%	$7,211	$10,589	-32%

Telecom Sector Recap

	Three Months Ended September 30%			Nine Months Ended September 30%
(Dollars in thousands)	2011	2010	Change	2011	2010	Change
Revenue
Local Service	$3,534	$3,832	-8%	$10,822	$11,528	-6%
Network Access	5,512	5,812	-5%	17,088	17,791	-4%
Long Distance	717	800	-10%	2,173	2,420	-10%
Broadband	5,101	4,857	5%	15,245	13,825	10%
Directory	845	912	-7%	2,563	2,717	-6%
Bill Processing	1,330	1,148	16%	2,917	2,725	7%
Intersegment	404	562	-28%	1,220	1,459	-16%
Other	421	744	-43%	1,284	1,605	-20%
Total Telecom Revenue	$17,864	$18,667	-4%	$53,312	$54,070	-1%

Total Telecom revenue before intersegment eliminations
Unaffiliated Customers	$17,460	$18,105		$52,092	$52,611
Intersegment	404	562		1,220	1,459
	17,864	18,667		53,312	54,070

Cost of services, excluding depreciation and amortization	7,844	8,539	-8%	23,540	24,252	-3%
Selling, general and administrative expenses	2,919	3,185	-8%	9,035	9,168	-1%
Depreciation and amortization	4,101	3,881	6%	12,137	11,772	3%
Total costs and expenses	14,864	15,605	-5%	44,712	45,192	-1%

Operating income	$3,000	$3,062	-2%	$8,600	$8,878	-3%

Net income	$1,787	$1,818	-2%	$5,102	$4,998	2%

Capital expenditures	$2,440	$1,688	45%	$6,615	$6,209	7%

Key Metrics
Business access lines	23,378	24,468	-4%
Residential access lines	25,329	28,028	-10%
Total access lines	48,707	52,496	-7%
Long distance customers	32,730	34,459	-5%
DSL customers	19,749	19,642	1%
Digital TV customers	10,503	10,301	2%

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Reconciliation of Non-GAAP Measures
(Dollars in thousands)
Reconciliation of net debt:	September 30, 2011	June 30, 2011	December 31, 2010
Debt obligations, net of current maturities	$119,169	$8,462	$114,067
Current maturities of long-term obligations	1,436	110,230	4,892
Total Debt	$120,605	$118,692	$118,959
Less:
Cash and cash equivalents	11,316	14,930	73
Net Debt	$109,289	$103,762	$118,886

	Three months ended
	Sep-11	Jun-11	Mar-11	Dec-10
(Dollars in thousands)
Reconciliation of net income to EBITDA:
Net income	$2,971	$2,694	$2,142	$2,114
Add:
Depreciation	5,706	5,593	5,591	5,765
Amortization of intangibles	88	89	88	89
Interest expense	1,487	1,015	1,068	1,094
Taxes	1,910	1,307	1,466	1,266
EBITDA	$12,162	$10,698	$10,355	$10,328

Debt to EBITDA ratio
Total outstanding debt as of September 30, 2011				$120,605
EBITDA for the last (4) consecutive fiscal quarters as presented above				43,543
Debt to EBITDA ratio as of September 30, 2011				2.8

	Year Ending December 31, 2011
(Dollars in thousands)	Guidance Range
Reconciliation of net income to 2011 EBITDA guidance:	Low	High
Projected net income	$9,300	$10,200
Add back:
Depreciation and amortization	22,700	23,000
Interest expense	4,700	4,800
Taxes	5,600	6,000
Projected EBITDA guidance 1	$42,300	$44,000

1 EBITDA, a non-GAAP financial measure, is as defined in our debt agreement

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